Exhibit 2 – Amendment to Resident Agent Change

ACTION BY WRITTEN CONSENT

IN LIEU OF SPECIAL MEETING OF THE

BOARD OF DIRECTORS OF UGODS, INC.

The undersigned, being all of the Directors (hereinafter the “Board”) of UGODS, INC. a Nevada corporation (hereinafter “the Corporation”) hereby consent to the following actions without a meeting, as permitted by the state of Nevada on November 7, 2005.

WHEREAS, the Board of Directors has found need to terminate the status of Go Public First Inc. as our resident agent in the State of Nevada and to elect Alexander Long, whose address is 9361 Buckhaven Drive, Las Vegas, NV, 89117, as our new resident agent.

There being no further business, the meeting was closed by unanimous vote this 7th day of November, 2005.

By: /s/ Alexander Long

Its: President

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

# Certificate of Change of Resident Agent and/or Location of Registered Office

**General instructions for this form:**

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. The Physical Nevada address of the resident agent must be set forth; PMB's are not acceptable.
4. Ensure that document is signed in signature fields.
5. Include the filing fee of $60.00.

ABOVE SPACE IS FOR OFFICE USE ONLY

UGODS, INC.
Name of Entity

E0017472005-3
File Number

The change below is effective upon the filing of this document with the Secretary of State.

Reason for change: (check one) [X] Change of Resident Agent [ ] Change of Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent: Go Public First Inc.
Street No.: 2665 North Jones Boulevard
City, State, Zip: Las Vegas, Nevada, 89108

The resident agent and/or location of the registered office is changed to:

Resident Agent: Alexander Long
Street No.: 9361 Buckhaven Dr
City, State, Zip: Las Vegas, Nevada, 89117

Optional Mailing Address:

*NOTE:* For an entity to file this certificate, the signature of one officer is required.

X Alexander Long PRESIDENT
Signature/Title

## Certificate of Acceptance of Appointment by Resident Agent

I hereby accept the appointment as Resident Agent for the above-named business entity.

X Alexander Long
Authorized Signature of R.A. or On Behalf of R.A. Company

11/7/05
Date

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State RA Change 2003
Revised on 10/17/03